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                                    CONAGRA, INC.

                                         AND

                           FIRST TRUST NATIONAL ASSOCIATION
                                       Trustee



                            Fourth Supplemental Indenture

                               Dated as of June 1, 1994



                              Providing for Issuance of
                            Series BB Debentures due 2043
                          in connection with the issuance by
                             ConAgra Capital, L.C. of its
                                   Common Interests





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                       FOURTH SUPPLEMENTAL INDENTURE (the "Supplemental
             Indenture"), dated as of June 1, 1994, between CONAGRA, INC., a Delaware corporation (the "Issuer"), and FIRST TRUST NATIONAL ASSOCIATION, a national banking corporation (the "Trustee").

                                W I T N E S S E T H :

                       WHEREAS, in accordance with Sections 2.1, 2.3 and
             8.1 of the Subordinated Indenture dated as of March 10, 1994, between the Issuer and the Trustee (the "Indenture"), this Supplemental Indenture is being entered into in order to establish the form and terms of a series of Securities to be issued in connection with the issuance by ConAgra Capital, L.C., an Iowa limited liability company ("Capital"), of its Common Interests (the "Common Interests");

                       WHEREAS, the Issuer has duly authorized the
             execution and delivery of this Supplemental Indenture to provide, among other things, for the authentication, delivery and administration of such series of Securities;

                       WHEREAS, all things necessary to make this
             Supplemental Indenture a valid supplement to Indenture according to its terms and the terms of the Indenture have been done;

                       NOW, THEREFORE:

                       In consideration of the premises and the purchases
             of such series of Securities by the holders thereof, the Issuer and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of such series of Securities as follows:

                                     ARTICLE ONE

                                     DEFINITIONS

                       SECTION 1.1  Certain Terms Defined in the
             Indenture. All capitalized terms used herein without definition shall have the meanings specified in the Indenture.










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                       SECTION 1.2  Additional Terms Defined.  As used in
             this Supplemental Indenture, the additional terms set forth below shall have the following meanings:

                       "Additional Interest" shall have the meaning set
             forth in Section 2.8 hereof.

                       "Common Interests" shall mean Common Membership
             Interests as defined in the Operating Agreement.

                       "Event of Default" shall (a) prior to a Preferred
             Security Exchange, have the meaning set forth in Section
             2.12 hereof and (b) on and after a Preferred Security Exchange, have the meaning set forth in Section 5.1 of the Indenture.

                       "Expense Agreement" means the Agreement as to
             Expenses and Liabilities dated as of April 20, 1994 between the Issuer and Capital.

                       "Guarantee" means the Payment and Guarantee
             Agreement dated as of April 20, 1994, executed and delivered by the Issuer for the benefit of the holders from time to time of the Common Interests and other Preferred Interests of Capital.

                       "Managing Members" means HW Nebraska, Inc., a
             Nebraska corporation, and CP Nebraska, Inc., a Nebraska corporation, as managing members of Capital.

                       "Operating Agreement" means the Limited Liability
             Company Operating Agreement dated as of March 11, 1994 by and among the Managing Members.

                       "Preferred Interests" means Series Preferred
             Membership Interests as defined in the Operating Agreement.

                       "Preferred Security Exchange" means an exchange of
             Series B Debentures for Series B Preferred Securities pursuant to Section 7 of the Written Action.

                       "Series BB Debentures" shall mean the Series BB
             Adjustable Rate Debentures as defined in the Fourth
             Supplemental Indenture dated June 1, 1994.

                       "Series B Preferred Securities" shall mean Series
             B Adjustable Rate Cumulative Preferred Securities as defined in the Written Action.

                       "Underwriting Agreement" means the underwriting
             agreement dated as of June 1, 1994, among the Issuer, Capital and Smith Barney Shearson Inc. and Merrill Lynch,


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             Pierce, Fenner & Smith Incorporated as representatives of
             the several underwriters named therein.

                       "Written Action" means the Written Action of the
             Managing Members Pursuant to Section 3.02 of the Operating Agreement dated June 1, 1994, establishing the terms of the Preferred Interests relating to the Series BB Debentures.

                                     ARTICLE TWO

                           ISSUANCE OF Series BB DEBENTURES

                       SECTION 2.1 Issuance of Series BB Debentures. There shall be a series of Securities designated "Series BB Adjustable Rate Debentures due 2043" (the "Series BB Debentures") and such Series BB Debentures shall have the terms set forth in this Article Two in accordance with the provisions of the Indenture and this Supplemental Indenture.

                       SECTION 2.2 Limitation on Aggregate Principal Amount. The aggregate principal amount of the Series BB Debentures which may be authenticated and delivered shall be limited to $46,519,000.

                       SECTION 2.3 Maturity of the Series BB Debentures. Subject to the provisions of Sections 2.4 and 2.5, the entire principal amount of the Series BB Debentures shall become due and payable, together with any accrued and unpaid interest thereon, including Additional Interest, if any, on the earlier of (a) June 30, 2043 (subject to the Issuer's right to exchange the Series BB Debentures for new debentures pursuant to Section 2.6) and (b) the date upon which Capital shall be dissolved, wound-up or liquidated; provided that the parenthetical to clause (a) and the entirety of clause (b) shall be inapplicable on and after the date of any Preferred Security Exchange.

                       SECTION 2.4 Mandatory Prepayment of Series BB Debentures upon redemption of Common Interests. Notwithstanding the provisions of Section 2.3, if Capital redeems the Preferred Interests in accordance with the terms thereof, the Series BB Debentures shall become due and payable in a principal amount together with any and all accrued interest thereon, including Additional Interest, if any. Any payment pursuant to this Section 2.4 shall be made prior to 12:00 noon, New York time, on the date fixed for such redemption or at such other time on such earlier date as Capital and the Issuer shall agree.

                       SECTION 2.5 Optional Prepayment. Upon not less than 30 nor more than 60 days' prior notice, the Issuer shall have the right to prepay the Series BB Debentures (together with any accrued but unpaid interest, including

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             Additional Interest, if any, on the portion being prepaid), without premium or penalty,

                       (i) in whole or in part, as the case may be, at any time on or after June 30, 1999; and

                       (ii) in whole at any time if the Issuer and
                  Capital have been advised by independent nationally recognized legal counsel that, as a result of any change after June 1, 1994 in United States law (including the enactment or imminent enactment of any legislation, the publication of any judicial decisions or regulatory rulings or a change in the official position or in the interpretation of law or regulations), there exists more than an insubstantial risk that the Issuer will be precluded from deducting the interest on the Series BB Debentures for federal income tax purposes.

                       SECTION 2.6 Exchange of Series BB Debentures for New Debentures. Notwithstanding the provisions of Section 2.3, prior to a Preferred Security Exchange, in lieu of repaying the Series BB Debentures when due, the Issuer may elect to exchange such Series BB Debentures for new debentures with an equal aggregate principal amount issued under the Indenture with terms substantially identical to the Series BB Debentures; provided that the Issuer may not so elect to exchange any Series BB Debentures, unless at the time of such exchange Capital owns all of the Series BB Debentures and, as determined in the judgment of the Managing Members and Capital's financial advisor (selected by the Managing Members and who shall be unaffiliated with the Issuer and shall be among the 30 largest investment banking firms, measured by total capital, in the United States at the time of such exchange), (a) the Issuer is not bankrupt, insolvent or in liquidation, (b) no Event of Default or event that with the giving of notice or the passage of time would constitute an Event of Default on any Securities pertaining to Preferred Interests of any series, has occurred and is continuing, (c) the Issuer has made timely payments on the Series BB Debentures for the immediately preceding 18 months, (d) Capital is not in arrears on payments of distributions on the Series B Preferred Securities, (e) there is then no present reason to believe the Issuer will be unable to make timely payment of principal and interest on such new debentures, (f) such new debentures are being issued on terms, and under circumstances, that are consistent with those which a lender would then require for a loan to an unrelated party, (g) such new debentures are being issued at a rate sufficient to provide payments equal to or greater than the amount of distributions required under the Common Interests, (h) such debentures are being issued for a term that is consistent

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             with market circumstances and the Issuer's financial
             condition, (i) immediately prior to issuing such new debentures, the senior unsecured long-term debt of the Issuer is (or if no such debt is outstanding, would be) rated not less than BBB (or the equivalent) by Standard & Poor's Corporation and Baa1 (or the equivalent) by Moody's Investors Service, Inc. (or if either of such rating organizations is not then rating the Issuer's senior unsecured long-term debt, the equivalent of such rating by any other "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act of 1933, as amended) and any subordinated unsecured long-term debt of the Issuer or, if there is no such debt then outstanding, the Preferred Interests, are rated not less than BBB- (or the equivalent) by Standard & Poor's Corporation or Baa3 (or the equivalent) by Moody's Investors Service, Inc. or the equivalent of either such rating by any other "nationally recognized statistical rating organization" and (j) such new debentures will have a final maturity no later than the one hundredth anniversary of the issuance of the Preferred Interests of the first series issued.

                       SECTION 2.7 Denomination and Interest on the Series BB Debentures. (a) The Series BB Debentures shall be issuable as Registered Securities in denominations of $25 and any multiple thereof.

                       (b) The Series BB Debentures shall bear interest at a rate equal to 7.06% per annum from June 8, 1994 to and including August 31, 1994 and will bear interest for each monthly interest period thereafter at a rate per annum equal to the Applicable Interest Rate in effect for the Quarterly Period in which such interest period occurs until the principal amount of the Series B Debentures has been paid or duly made available for payment.

                  Except as provided below in this paragraph, the
             "Applicable Interest Rate" for any Quarterly Period will be equal to 95% of the Effective Rate (as defined below), but not less than 5.0% per annum, or more than 10.5% per annum. The "Effective Rate" for any Quarterly Period will be equal to the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate (each as defined below) for such Quarterly Period. In the event that the Issuer determines in good faith that for any reason:

                       (i) any one of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Thirty Year Constant Maturity Rate cannot be determined for any Quarterly Period, then the Effective Rate for such Quarterly


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                  Period will be equal to the higher of whichever two of
                  such rates can be so determined;

                       (ii) only one of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Thirty Year Constant Maturity Rate can be determined for any Quarterly Period, then the Effective Rate for such Quarterly Period will be equal to whichever such rate can be so determined; or

                       (iii) none of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Thirty Year Constant Maturity Rate can be determined for any Quarterly Period, then the Effective Rate for the preceding Quarterly Period will be continued for such Quarterly Period.

                  Except as described below in this paragraph, the
             "Treasury Bill Rate" for each Quarterly Period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period (as defined below)) for three-month U.S. Treasury bills, as published weekly by the Federal Reserve Board (as defined below) during the Calendar Period immediately preceding the last ten calendar days preceding the Quarterly Period for which the interest rate on the Series BB Debenture is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum market discount rate during any such Calendar Period, then the Treasury Bill Rate for such Quarterly Period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period) for three-month U.S. Treasury bills, as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Issuer. In the event that a per annum market discount rate for three-month U.S. Treasury bills is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Treasury Bill Rate for such Quarterly Period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period) for all of the U.S. Treasury bills then having remaining maturities of not less than 80 nor more than 100 days, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such rates, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Issuer. In the event that the Issuer determines in

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             good faith that for any reason no such U.S. Treasury bill
             rates are published as provided above during such Calendar Period, then the Treasury Bill Rate for such Quarterly Period will be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable non-interest-bearing U.S. Treasury securities with a remaining maturity of not less than 80 nor more than 100 days from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Issuer by at least three recognized dealers in U.S. Government securities selected by the Issuer. In the event that the Issuer determines in good faith that for any reason the Issuer cannot determine the Treasury Bill Rate for any Quarterly Period as provided above in this paragraph, the Treasury Bill Rate for such Quarterly Period will be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable interest-bearing U.S. Treasury securities with a remaining maturity of not less than 80 nor more than 100 days, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Issuer by at least three recognized dealers in U.S. Government securities selected by the Issuer.

                  Except as described below in this paragraph, the "Ten
             Year Constant Maturity Rate" for each Quarterly Period will be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (as defined below) (or the one weekly per annum Ten Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the last ten calendar days preceding the Quarterly Period for which the interest rate on the Series BB Debenture is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Ten Year Average Yield during such Calendar Period, then the Ten Year Constant Maturity Rate for such Quarterly Period will be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Issuer. In the event that a per annum Ten Year Average Yield is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Ten Year Constant Maturity Rate for such Quarterly Period will be the arithmetic average of the two most recent weekly per annum average yields to

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             maturity (or the one weekly per annum average yield to
             maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities (as defined below)) then having remaining maturities of not less than eight nor more than twelve years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Issuer. In the event that the Issuer determines in good faith that for any reason the Issuer cannot determine the Ten Year Constant Maturity Rate for any Quarterly Period as provided above in this paragraph, then the Ten Year Constant Maturity Rate for such Quarterly Period will be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eight nor more than twelve years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Issuer by at least three recognized dealers in U.S. Government securities selected by the Issuer.

                  Except as described below in this paragraph, the
             "Thirty Year Constant Maturity Rate" for each Quarterly Period will be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (as defined below) (or the one weekly per annum Thirty Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the last ten calendar days preceding the Quarterly Period for which the interest rate on the Series BB Debenture is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Thirty Year Average Yield during such Calendar Period, then the Thirty Year Constant Maturity Rate for such Quarterly Period will be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (or the one weekly per annum Thirty Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Issuer. In the event that a per annum Thirty Year Average Yield is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Thirty Year Constant Maturity Rate for such Quarterly Period will be the arithmetic average of

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             the two most recent weekly per annum average yields to
             maturity (or the one weekly per annum average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having remaining maturities of not less than twenty-eight nor more than thirty years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Issuer. In the event that the Issuer determines in good faith that for any reason the Issuer cannot determine the Thirty Year Constant Maturity Rate for any Quarterly Period as provided above in this paragraph, then the Thirty Year Constant Maturity Rate for such Quarterly Period will be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than twenty-eight nor more than thirty years (or, in the absence of which, having maturities of not less than twenty-five years or, in the further absence of which, twenty years) from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Issuer by at least three recognized dealers in U.S. Government securities selected by the Issuer.

                  The Treasury Bill Rate, the Ten Year Constant Maturity
             Rate and the Thirty Year Constant Maturity Rate will each be rounded to the nearest five hundredths of a percent.

                  The Applicable Interest Rate with respect to each
             Quarterly Period will be calculated as promptly as practicable by the Issuer according to the appropriate method described above.

                  As used above, the term "Calendar Period" means a
             period of fourteen calendar days; the term "Federal Reserve Board" means the Board of Governors of the Federal Reserve System; the term "Quarterly Period" means the three-month period ending November 30, 1994 and each three-month period ending February 28 (or February 29), May 31, August 31, and November 30 thereafter; the term "Special Securities" means securities which can, at the option of the holder, be surrendered at face value in payment of any Federal estate tax or which provide tax benefits to the holder and are priced to reflect such tax benefits or which were originally issued at a deep or substantial discount; the term "Ten Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate

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             securities (adjusted to constant maturities of ten years);
             and the term "Thirty Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of thirty years).

                  To the extent allowed by law, the Issuer will also pay
             interest on overdue installments of interest at the rate used to compute such installments. The amount of interest payable for any full monthly interest period shall be computed on the basis of twelve 30-day months and a 360-day year and, for any period shorter than a full monthly interest period, shall be computed on the basis of the actual number of days elapsed in such period. Such interest shall be payable monthly on the last day of each calendar month (an "Interest Payment Date") commencing on June 30, 1994 to the holder or holders of the Series BB Debenture on the relevant record date (each, a "Record Date"), which shall be one Business Day prior to the relevant Interest Payment Date. If Interest Payment Date is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day (and the Record Date for such Interest Payment Date shall be one Business Day prior to the date on which payment is to be made), in each case with the same force and effect as if made on such date.

                       SECTION 2.8 Additional Interest. If at any time following the issuance of the Common Interests, Capital shall be required to pay, with respect to its income derived from the interest payments on the Series BB Debentures, any amounts, for or on account of any taxes, duties, assessments or governmental charges of whatever nature imposed by the United States or any other taxing authority, then, in any such case, the Issuer will pay as interest such additional amounts ("Additional Interest") as may be necessary in order that the net amounts received and retained by Capital after the payment of such taxes, duties, assessments or governmental charges shall result in Capital's having such funds as it would have had in the absence of the payment of such taxes, duties, assessments or governmental charges.

                       SECTION 2.9  Extension of Interest Period.
             Notwithstanding the provisions of Section 2.7 hereof, the Issuer shall have the right at any time or times during the term of the Series BB Debentures, so long as the Issuer is not in default in the payment of interest under any of the Securities, to extend the interest payment period for the Series BB Debentures up to 18 months; provided that at the end of such period the Issuer shall pay all installments of

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             interest then accrued and unpaid (together with interest
             thereon at the rate used to compute such installments to the extent permitted by applicable law); provided further that, during any such extended interest period, neither the Issuer nor any majority owned subsidiary of the Issuer shall pay or declare any dividends on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than payments to redeem common share purchase rights under the Issuer's shareholder rights plan dated July 10, 1986, as amended, or to declare a dividend of similar share purchase rights in the future); and provided further that any such extended interest period may only be selected with respect to the Series BB Debentures if an extended interest period of identical length is simultaneously selected for all Securities. Prior to the termination of any such extended interest payment period for the Series BB Debentures, the Issuer may further extend the interest payment period for the Series BB Debentures; provided that such extended interest payment period for the Series BB Debentures together with all such further extensions thereof, may not exceed 18 months; and provided further that any such further extended interest period may only be selected with respect to the Series BB Debentures if a further extended interest period of identical length is simultaneously selected for all Securities. Following the termination of any extended interest payment period, if the Issuer has paid all accrued and unpaid interest required by the Series BB Debentures for such period, then the Issuer shall have the right to again extend the interest payment period up to 18 months as herein described. The Issuer shall give Capital notice of its selection of any extended interest payment period one Business Day prior to the earlier of (i) the date Capital declares the related distribution, if any, to holders of the Common Interests or
             (ii) the date Capital is required to give notice of the record or payment date of such related distribution to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Common Interests, but in any event not less than two Business Days prior to such record date.

                       SECTION 2.10 Set-off. Notwithstanding anything to the contrary herein, prior to any Preferred Security Exchange the Issuer shall have the right to set off any payment it is otherwise required to make hereunder with and to the extent the Issuer has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee provided Issuer shall not affect any set off with respect to the Series BB Debentures until all payments required under the Series BB Debentures have been made.



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                       SECTION 2.11  Certain Covenants.  (a)  So long as
             the Preferred Interests remain outstanding, neither the Issuer nor any majority-owned subsidiary of the Issuer shall declare or pay any dividend on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Issuer's capital stock or make any guarantee payments with respect to the foregoing (other than payments under the Guarantee, payments to redeem common share purchase rights under the Issuer's shareholder rights plan dated July 10, 1986, as amended, or the declaration of a dividend of similar share purchase rights in the future) if at such time the Issuer is in default with respect to its payment obligations under the Guarantee or the Expense Agreement or there shall have occurred an Event of Default or any event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default under the Securities.

                       (b) So long as the Preferred Interests remain outstanding, the Issuer shall (i) not cause or permit any Common Interests to be transferred, (ii) maintain direct or indirect ownership of all outstanding securities in Capital other than the Preferred Interests of any series and any other securities permitted to be issued by Capital that would not cause Capital to become an "investment company" under the Investment Company Act of 1940, as amended, (iii) cause at least 21% of the total value of Capital and at least 21% of all interests in the capital, income, gain, loss, deduction and credit of Capital to be represented by Common Interests, (iv) not voluntarily dissolve, windup or liquidate Capital or either of the Managing Members, (v) cause HW Nebraska, Inc. and CP Nebraska, Inc. to remain the Managing Members of Capital and timely perform all of their respective duties as Managing Members of Capital, and (vi) use reasonable efforts to cause Capital to remain a limited liability company and otherwise continue to be treated as a partnership for U.S. federal income tax purposes; provided that the Issuer may permit Capital, solely for the purpose of changing its domicile or avoiding tax consequences adverse to the Issuer, Capital or holders of Preferred Interests, to consolidate or merge with or into a limited liability company or a limited partnership formed under the laws of any state of the United States of America; provided that (1) such successor limited liability company or limited partnership (x) expressly assumes all of the obligations of Capital under the Common Interests and other series of Preferred Interests then outstanding or (y) substitutes for the Common Interests and any series of Preferred Interests then outstanding other securities having substantially the same terms as the Common Interests and any such Preferred Interests (the "Successor Securities") so long as the Successor Securities rank, with respect to participation in the profits and assets of such successor entity, at least as senior as the Common Interests and any such Preferred Interests rank, respectively, with respect to participation in the profits and assets of Capital, (2) the Issuer expressly acknowledges such successor as the holder of all of the Series BB Debentures and other series of debentures issued under the Indenture then outstanding, (3) such merger or consolidation does not cause any series of Preferred Interests then outstanding to be delisted by any national securities exchange or other organization on which such series is then listed, (4) the holders of Common Interests and any such Preferred Interests do not suffer any adverse tax consequences as a result of such merger or consolidation, (5) such merger or consolidation does not cause any Preferred Interests to be downgraded by any "nationally recognized statistical rating organization," as that term is defined by the Securities and Exchange Commission for purposes of Rule 436(g)(2) under the Securities Act of 1933, as amended, and (6) following such merger or consolidation, neither the Issuer nor such successor limited liability company or limited partnership will be an "investment company" for purposes of the Investment Company Act of 1940, as amended.

                            (c)  So long as the Common Interests remain
             outstanding, the Issuer shall not consolidate with or merge into any other Person or sell its property and assets as, or substantially as, an entirety to any Person and shall not permit any Person to merge into or consolidate with the Issuer unless (i) in case the Issuer shall consolidate with or merge into another Person or sell its properties and assets as, or substantially as, an entirety to any Person, the Person formed by such consolidation or into which the Issuer is merged or the Person which purchases the properties and assets of the Issuer as, or substantially, as an entirety shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State or the District of Columbia, and shall expressly assume the Issuer's obligations under the Indenture, this Supplemental Indenture and the Series BB Debentures and (ii) immediately after giving effect to the transaction no Event of Default shall have occurred and be continuing.

                            (d)  So long as the Series B Preferred
             Securities remain outstanding, the provisions of Sections 2.11(b) and (c) shall remain in full force and effect notwithstanding satisfaction and discharge of the Indenture pursuant to Section 10.1 thereof.

                       SECTION 2.12 Events of Default; Remedies. Prior to any Preferred Security Exchange, "Event of Default" means any one of the following events:

                       (a) failure to pay when due any interest under any Securities, including any Additional Interest, and such failure shall continue for a period of 30 days (whether or not payment is prohibited by the provisions contained in Article Thirteen of the Indenture or otherwise); provided that a valid extension of the interest payment period by the Issuer shall not constitute a default in the payment of interest for this purpose;

                       (b) failure to pay when due any principal under any Securities (whether or not payment is prohibited by the provisions contained in Article Thirteen of the Indenture or otherwise);

                       (c) failure on the part of the Issuer duly to observe or perform any other covenant or agreement on the part of the Issuer in respect of the Securities (other than a covenant or warranty in respect of the Series BB Debentures a default in the performance or breach of which is elsewhere in this Section specifically dealt with) or contained in the Indenture, this Supplemental Indenture or the Series BB Debentures, and continuance of such default or breach for a period of 90 days after there as been given, by registered or certified mail, to the Issuer by the Trustee or any Holder hereof, a written notice specifying such failure or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

                       (d) the dissolution, or winding up or liquidation of Capital;

                       (e) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Issuer or any Consolidated Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Issuer or any subsidiary or for any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

                       (f) the Issuer or any Consolidated Subsidiary shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Issuer or any Consolidated Subsidiary or for any substantial part of its property, or make any general assignment for the benefit of creditors.

                       If an Event of Default shall occur and be
             continuing, then Capital will have the right (i) to declare the principal of and the interest on the Series BB Debentures (including any Additional Interest and any interest subject to an extension election) and any other amounts payable under the Series BB Debentures to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything in the Indenture, this Supplemental Indenture or the Series BB Debentures to the contrary notwithstanding and (ii) to enforce its other rights hereunder and thereunder. Capital may not accelerate the principal amount of any Series BB Debenture unless the principal amount of all Securities is accelerated.

                       If an Event of Default specified in clauses (d),
             (e) or (f) above shall have occurred, the principal of and interest on the Series BB Debentures shall thereupon and concurrently become due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything in the Indenture, this Supplemental Indenture or the Series BB Debentures to the contrary notwithstanding.

                       If an Event of Default specified in clause (a) or
             (b) above shall have occurred and be continuing and Capital shall have failed to pay any distributions on the Common Interests when due (other than as a result of any valid extension of the interest payment period by the Issuer for the Series BB Debentures) or to pay any portion of the redemption price of the Common Interests called for redemption, then any Holder of Common Interests may, as set forth in the terms of the Common Interests, enforce directly against the Issuer Capital's right hereunder to receive payments of principal and interest on the Series BB Debentures relating to such Common Interests but only in an amount sufficient to enable Capital to pay such distributions or redemption price.

                       Except as provided in this Section 2.12, Holders
             of Common Interests shall have no rights to enforce any obligations of the Issuer under the Indenture, this Supplemental Indenture or the Series BB Debentures.

                       On and after a Preferred Security Exchange, the
             provisions of Article Five of the Indenture, including without limitation the definition of an "Event of Default", shall apply to the Series BB Debentures and this Section
             2.12 shall be of no further force or effect.

                                    ARTICLE THREE

                                    MISCELLANEOUS

                       SECTION 3.1 Notices. All notices hereunder shall be deemed given by a party hereto if in writing and delivered personally or by telegram or facsimile transmission or by registered or certified mail (return receipt requested) to the other party at the following address for such party (or at such other address as shall be specified by like notice):

                       If to Capital, to:

                                 ConAgra Capital, L.C.
                                 c/o ConAgra, Inc.
                                 One ConAgra Drive
                                 Omaha, Nebraska 68102
                                 Attention: Vice President-Finance

                       If to the Issuer, to:

                                 ConAgra, Inc.
                                 One ConAgra Drive
                                 Omaha, Nebraska 68102
                                 Attention: Vice President-Finance

                       Any notice given by mail or telegram or facsimile
             transmission shall be effective when received.

                       SECTION 3.2 Assignment; Binding Effect. The Issuer shall have the right at all times to assign any of its rights or obligations under the Indenture, this Supplemental Indenture and the Series BB Debentures to a direct or indirect wholly owned subsidiary of the Issuer(other than to any Managing Member); provided that, in the event of any such assignment, the Issuer shall remain jointly and severally liable for all such obligations; and provided further that in the event of an assignment prior to a Preferred Security Exchange the Issuer shall have received an opinion of nationally recognized tax counsel that such assignment shall not constitute a taxable event of the holders of Common Interests for federal income tax purposes. Except as otherwise provided in this Supplemental Indenture, Capital may not assign any of its rights under the Series BB Debentures without the prior written consent of the Issuer. Subject to the foregoing, the Indenture, this Supplemental Indenture and the Series BB Debentures shall be binding upon and inure to the benefit of the Issuer, Capital, the Holders from time to time of the Series BB Debentures and their respective successors and assigns. Except as provided in this Section 3.2 or elsewhere in this Supplemental Indenture, none of the Indenture, this Supplemental

             Indenture nor the Series BB Debentures may be assigned by either the Issuer or Capital and any assignment by the Issuer or Capital in contravention of this Section 3.2 shall be null and void.

                       SECTION 3.3 Governing Law. THIS SUPPLEMENTAL INDENTURE AND THE SERIES BB DEBENTURES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                       SECTION 3.4 Counterparts. This Supplemental Indenture may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                       Section 3.5  Amendments.  This Supplemental
             Indenture may be amended as set forth in Article Eight of the Indenture. Notwithstanding the foregoing, so long as any Common Interests shall remain outstanding, (i) no amendment to the provisions of the Indenture, this Supplemental Indenture or the Series BB Debentures shall be made that adversely affects the holders of any Common Interest then outstanding, or terminate the Indenture, this Supplemental Indenture or the Series BB Debentures, without in each case the prior consent of holders of 66-2/3% of all Common Interests then outstanding, unless and until all Securities and all accrued and unpaid interest thereon (including Additional Interest, if any) shall have been paid in full and (ii) without the prior consent of holders of 100% of all Common Interests then outstanding, no amendment shall be made to the provisions of this clause (ii) of
             Section 3.5 or to (a) extend the stated maturity of the principal of any Debenture, or reduce the principal amount thereof or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof or change the currency in which the principal thereof or interest thereon is payable or impair the right to institute suit for the enforcement of any payment on any Debenture when due or (b) reduce the aforesaid percentage in principal amount of Debentures of any series the consent of the holders of which is required for any such modification. Any required consent of holders of Common Interest pursuant to this Section 3.5 shall be in writing or shall be obtained at a meeting of Common Interest holders.

                       Section 3.6  Waivers.  Capital may not waive
             compliance or waive any default in compliance by the Issuer of any covenant or other term in the Indenture, this Supplemental Indenture or the Series BB Debentures without the approval of the same percentage of holders of Common Interests, obtained in the same manner, as would be required for an amendment of the Indenture, this Supplemental Indenture or the Series BB Debentures to the same effect;

             provided that if no approval would be required for any such amendment, then Capital may waive such compliance or default in any manner that the parties shall agree.

                       Section 3.7  Third Party Beneficiaries.  The
             Issuer hereby acknowledges that the holders from time to time of the Common Interests shall expressly be third party beneficiaries of this Supplemental Indenture.

                       Section 3.8  Amendment to Indenture.  Pursuant to
             Section 8.1 of the Indenture, Section 8.2 of the Indenture is hereby amended for purposes of any and all Securities, including without limitation the Series BB Debentures, issued under the Indenture by substituting the phrase "of not less than 66-2/3%" for the phrase "of not less than a majority" in the first clause of such Section 8.2.

                       IN WITNESS WHEREOF, the parties hereto have caused
             this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date and year first above written.

                                      CONAGRA, INC.


                                        By:  /s/ James P. O'Donnell
                                        Name:   James P. O'Donnell
                                        Title:  Vice President, Finance
                                                and Treasurer
             [SEAL]

             Attest:


               /s/ Sue E. Badberg
             Name:     Sue E. Badberg
             Title:    Assistant Secretary


                                      FIRST TRUST NATIONAL ASSOCIATION,
                                      as Trustee


                                        By:  /s/ G. S. Kessler

                                        Name:  G.S.  Kessler
                                        Title: Assistant Vice President
             [SEAL]

             Attest:


              /s/  Sheryl A. Christopherson
             Name:  Sheryl A. Christopherson
             Title: Assistant Secretary

                                                                Exhibit A


                        [Form of Face of Series BB Debenture]



             No.


                                    ConAgra, Inc.

                            Series BB Debentures due 2043


                       ConAgra, Inc., a Delaware corporation (the
             "Issuer"), for value received, hereby promises to pay to or registered assigns, at the office or agency of the Issuer in The City of New York, the principal sum of $46,519,000 Dollars on May 31, 1995, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, at a rate equal to 7.06% per annum from June 8, 1994 to and including August 31, 1994 and interest for each monthly interest period thereafter at a rate per annum equal to the Applicable Interest Rate in effect for the Quarterly Period in which such interest period occurs until such principal sum is paid or duly made available for payment.

                  Except as provided below in this paragraph, the
             "Applicable Interest Rate" for any Quarterly Period will be equal to 95% of the Effective Rate (as defined below), but not less than 5.0% per annum, or more than 10.5% per annum. The "Effective Rate" for any Quarterly Period will be equal to the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate (each as defined below) for such Quarterly Period. In the event that the Issuer determines in good faith that for any reason:

                       (i) any one of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Thirty Year Constant Maturity Rate cannot be determined for any Quarterly Period, then the Effective Rate for such Quarterly Period will be equal to the higher of whichever two of such rates can be so determined;

                       (ii) only one of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Thirty Year Constant Maturity Rate can be determined for any Quarterly Period, then the Effective Rate for such Quarterly

                  Period will be equal to whichever such rate can be so determined; or

                       (iii) none of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Thirty Year Constant Maturity Rate can be determined for any Quarterly Period, then the Effective Rate for the preceding Quarterly Period will be continued for such Quarterly Period.

                  Except as described below in this paragraph, the
             "Treasury Bill Rate" for each Quarterly Period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period (as defined below)) for three-month U.S. Treasury bills, as published weekly by the Federal Reserve Board (as defined below) during the Calendar Period immediately preceding the last ten calendar days preceding the Quarterly Period for which the interest rate on the Series BB Debentures is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum market discount rate during any such Calendar Period, then the Treasury Bill Rate for such Quarterly Period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period) for three-month U.S. Treasury bills, as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Issuer. In the event that a per annum market discount rate for three-month U.S. Treasury bills is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Treasury Bill Rate for such Quarterly Period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period) for all of the U.S. Treasury bills then having remaining maturities of not less than 80 nor more than 100 days, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such rates, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Issuer. In the event that the Issuer determines in good faith that for any reason no such U.S. Treasury bill rates are published as provided above during such Calendar Period, then the Treasury Bill Rate for such Quarterly Period will be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable non-interest-bearing U.S. Treasury securities with a remaining maturity of not less than 80 nor more than 100 days from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Issuer by at least three recognized dealers in U.S. Government securities selected by the Issuer. In the event that the Issuer determines in good faith that for any reason the Issuer cannot determine the Treasury Bill Rate for any Quarterly Period as provided above in this paragraph, the Treasury Bill Rate for such Quarterly Period will be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable interest-bearing U.S. Treasury securities with a remaining maturity of not less than 80 nor more than 100 days, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Issuer by at least three recognized dealers in U.S. Government securities selected by the Issuer.

                  Except as described below in this paragraph, the "Ten
             Year Constant Maturity Rate" for each Quarterly Period will be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (as defined below) (or the one weekly per annum Ten Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the last ten calendar days preceding the Quarterly Period for which the interest rate on the Series BB Debentures is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Ten Year Average Yield during such Calendar Period, then the Ten Year Constant Maturity Rate for such Quarterly Period will be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Issuer. In the event that a per annum Ten Year Average Yield is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Ten Year Constant Maturity Rate for such Quarterly Period will be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities (as defined below)) then having remaining maturities of not less than eight nor more than twelve years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Issuer. In the event that the Issuer determines in good faith that for any reason the Issuer cannot determine the Ten Year Constant Maturity Rate for any Quarterly Period as provided above in this paragraph, then the Ten Year Constant Maturity Rate for such Quarterly Period will be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eight nor more than twelve years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Issuer by at least three recognized dealers in U.S. Government securities selected by the Issuer.

                  Except as described below in this paragraph, the
             "Thirty Year Constant Maturity Rate" for each Quarterly Period will be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (as defined below) (or the one weekly per annum Thirty Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the last ten calendar days preceding the Quarterly Period for which the interest rate on the Series BB Debentures is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Thirty Year Average Yield during such Calendar Period, then the Thirty Year Constant Maturity Rate for such Quarterly Period will be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (or the one weekly per annum Thirty Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Issuer. In the event that a per annum Thirty Year Average Yield is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Thirty Year Constant Maturity Rate for such Quarterly Period will be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having remaining maturities of not less than twenty-eight nor more than thirty years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Issuer. In the event that the Issuer determines in good faith that for any reason the Issuer cannot determine the Thirty Year Constant Maturity Rate for any Quarterly Period as provided above in this paragraph, then the Thirty Year Constant Maturity Rate for such Quarterly Period will be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than twenty-eight nor more than thirty years (or, in the absence of which, having maturities of not less than twenty-five years or, in the further absence of which, twenty years) from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Issuer by at least three recognized dealers in U.S. Government securities selected by the Issuer.

                  The Treasury Bill Rate, the Ten Year Constant Maturity
             Rate and the Thirty Year Constant Maturity Rate will each be rounded to the nearest five hundredths of a percent.

                  The Applicable Interest Rate with respect to each
             Quarterly Period will be calculated as promptly as practicable by the Issuer according to the appropriate method described above.

                  As used above, the term "Calendar Period" means a
             period of fourteen calendar days; the term "Federal Reserve Board" means the Board of Governors of the Federal Reserve System; the term "Quarterly Period" means the three-month period ending November 30, 1994 and each three-month period ending February 28 (or February 29), May 31, August 31, and November 30 thereafter; the term "Special Securities" means securities which can, at the option of the holder, be surrendered at face value in payment of any Federal estate tax or which provide tax benefits to the holder and are priced to reflect such tax benefits or which were originally issued at a deep or substantial discount; the term "Ten Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years); and the term "Thirty Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of thirty years).

                  To the extent allowed by law, the Issuer will also pay
             interest on overdue installments of interest at the rate used to compute such installments. The amount of interest payable for any full monthly interest period shall be computed on the basis of twelve 30-day months and a 360-day year and, for any period shorter than a full monthly interest period, shall be computed on the basis of the actual number of days elapsed in such period. Such interest shall be payable monthly on the last day (an "Interest Payment Date") of each calendar month, commencing on May 31, 1994 to the holder or holders of this Debenture on the relevant record date (each, a "Record Date"), which shall be one Business Day prior to the relevant Interest Payment Date. If Interest Payment Date is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day (and the Record Date for such Interest Payment Date shall be one Business Day prior to the date on which payment is to be made), in each case with the same force and effect as if made on such date. If at any time following the issuance of the Common Securities, Capital shall be required to pay, with respect to its income derived from the interest payments on the Series BB Debentures, any amounts, for or on account of any taxes, duties, assessments or governmental charges of whatever nature imposed by the United States or any other taxing authority, then, in any such case, the Issuer will pay as interest such additional amounts ("Additional Interest") as may be necessary in order that the net amounts received and retained by Capital after the payment of such taxes, duties, assessments or governmental charges shall result in Capital's having such funds as it would have had in the absence of the payment of such taxes, duties, assessments or governmental charges. Notwithstanding the forgoing, the Issuer shall have the right at any time or times during the term of the Series BB Debentures, so long as the Issuer is not in default in the payment of interest under any of the Securities, to extend the interest payment period for the Series BB Debentures up to 18 months; provided that at the end of such period the Issuer shall pay all installments of interest then accrued and unpaid (together with interest thereon at the rate used to compute such installments to the extent permitted by applicable law); provided further that, during any such extended interest period, neither the Issuer nor any majority owned subsidiary of the Issuer shall pay or declare any dividends on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than payments to redeem common share purchase rights under the Issuer's shareholder rights plan dated July 10, 1986, as amended, or to declare a dividend of similar share purchase rights in the future); and provided further that any such extended interest period may only be selected with respect to the Series BB Debentures if an extended interest period of identical length is simultaneously selected for all Securities. Prior to the termination of any such extended interest payment period for the Series BB Debentures, the Issuer may further extend the interest payment period for the Series BB Debentures; provided that such extended interest payment period for the Series BB Debentures together with all such further extensions thereof, may not exceed 18 months; and provided further that any such further extended interest period may only be selected with respect to the Series BB Debentures if a further extended interest period of identical length is simultaneously selected for all Securities. Following the termination of any extended interest payment period, if the Issuer has paid all accrued and unpaid interest required by the Securities for such period, then the Issuer shall have the right to again extend the interest payment period up to 18 months as herein described. The Issuer shall give Capital notice of its selection of any extended interest payment period one Business Day prior to the earlier of (i) the date Capital declares the related distribution, if any, to the holders of the Common Interests or (ii) the date Capital is required to give notice of the record or payment date of such related distribution, if any, to the holders of the Common Interests to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Common Interests, but in any event not less than two Business Days prior to such Record Date.

                       Reference is made to the further provisions of
             this Debenture set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

                       This Debenture shall not be valid or become
             obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to below.

                       This Debenture is one of a duly authorized issue
             of debentures, notes, bonds or other evidences of indebtedness of the Issuer (hereinafter called the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture dated as of March 10, 1994 and supplemental indentures thereto (herein collectively called the "Indenture"), duly executed and delivered by the Issuer and First Trust National Association, as Trustee (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as in the Indenture provided. This Debenture is one of a series designated as the "Series BB Debentures due 2043" (the "Series BB Debentures") of the Issuer, limited in aggregate principal amount to $46,519,000.

                       In case an Event of Default with respect to the
             Series BB Debentures, as defined in the Indenture, shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

                       The Indenture contains provisions permitting the
             Issuer and the Trustee, with the consent of the Holders of not less than 66-2/3% in aggregate principal amount of the Securities at the time Outstanding (as defined in the Indenture) of all series to be affected (voting as one class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of each such series; provided, however, that no such supplemental indenture shall (i) extend the final maturity of any Security, or reduce the principal amount thereof or any premium thereon, or reduce the rate or extend the time of payment of any interest thereon, or impair or affect the rights of any Holder to institute suit for the payment thereof, without the consent of the Holder of each Security so affected, or (ii) reduce the aforesaid percentage of Securities, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holder of each Security affected. It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Securities of any series, prior to any declaration accelerating the maturity of such Securities, the Holders of a majority in aggregate principal amount Outstanding of the Securities of such series (or, in the case of certain defaults or Events of Default, all or certain series of the Securities) may on behalf of the Holders of all the Securities of such series (or all or certain series of the Securities, as the case may be) waive any such past default or Event of Default and its consequences. The preceding sentence shall not, however, apply to a continuing default in the payment of the principal of or premium, if any, or interest on any of the Securities. Any such consent or waiver by the Holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Debenture and any Debenture which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Debenture or such other Debentures.

                       No reference herein to the Indenture and no
             provision of this Debenture or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any premium and interest on this Debenture in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

                       The Series BB Debentures are issuable in
             registered form without coupons in denominations of $25 and any integral multiple of $25 at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, and in the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge, Series BB Debentures may be exchanged for a like aggregate principal amount of Series BB Debentures of other authorized denominations.

                       Upon not less than 30 nor more than 60 days' prior
             notice, the Issuer shall have the right to prepay the Series BB Debentures (together with any accrued but unpaid interest, including Additional Interest, if any, on the portion being prepaid), without premium or penalty,

                       (i) in whole or in part, as the case may be, at any time on or after June 30, 1999; and

                       (ii) in whole at any time if the Issuer and
                  Capital have been advised by independent nationally recognized legal counsel that, as a result of any change after June 1, 1994 in United States law (including the enactment or imminent enactment of any legislation, the publication of any judicial decisions or regulatory rulings or a change in the official position or in the interpretation of law or regulations), there exists more than an insubstantial risk that the Issuer will be precluded from deducting the interest on the Series BB Debentures for federal income tax purposes, all as further provided in the Indenture.

                       The Series BB Debentures are, to the extent and in
             the manner provided in the Indenture, expressly subordinate and junior in right of payment of all Senior Indebtedness as provided in the Indenture, and each holder of this Debenture, by his acceptance hereof, agrees to and shall be bound by such provisions of the Indenture and authorizes and directs the Trustee in his behalf to take such action as appropriate to effectuate such subordination and appoints the Trustee his attorney-in-fact for any and all such purposes. The Indenture defines Senior Indebtedness as obligations (other than non-recourse obligations and the Securities) of, or guaranteed or assumed by, the Issuer for borrowed money (including both senior and subordinated indebtedness for borrowed money (other than the Securities)) or evidenced by bonds, debentures, notes or other similar instruments, and amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligation, whether existing as of the date hereof or subsequently incurred by the Issuer.

                       Upon due presentment for registration of transfer
             of this Debenture at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, a new Debenture or Debentures of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

                       The Issuer, the Trustee and any authorized agent
             of the Issuer or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Debenture (whether or not this Debenture shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and premium, if any, and subject to the provisions on the face hereof, interest hereon, and for all other purposes, and neither the Issuer nor the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

                       No recourse under or upon any obligation, covenant
             or agreement of the Issuer in the Indenture or any indenture supplemental thereto or in any Debenture, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

                       Terms used herein which are defined in the
             Indenture shall have the respective meanings assigned thereto in the Indenture.


                  Dated:

                                      ConAgra, Inc.


                                      By______________________________



                  [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]


                       This is one of the Securities of the series
             designated herein referred to in the within-mentioned
             Indenture.

                                           First Trust National
                                           Association, as Trustee


                                           By__________________________
                                                Authorized Signatory